Exhibit 1.01

Abbott Laboratories

Conflict Minerals Report

For the Year Ended December 31, 2014

This report for the year ended December 31, 2014 has been prepared by Abbott Laboratories and its consolidated subsidiaries, as context requires (herein referred to as “Abbott,” “we,” “us,” or “our”) and is submitted in accordance with Rule 13p-1 of the Securities Exchange Act of 1934 (the Rule), and regulations and guidance issued by the Securities and Exchange Commission (SEC) relating to the Rule. This report is available on our website at http://www.abbott.com/policies/conflict-minerals.html.

1.                                      Overview

Abbott is a broad-based, global health care company. We discover, develop, manufacture and market a wide range of health care products, including nutritional products, diagnostic systems and tests, branded generic pharmaceuticals and medical devices.

We analyzed the products we manufacture or contract to have manufactured, and found that small quantities of tin, tantalum, tungsten, and gold (3TG) may be present in a number of our products; primarily, in electronic diagnostic and monitoring instruments, in medical and surgical devices and equipment, and in product components containing metal alloys. After requesting information from our suppliers as described below, we are unable to determine whether the limited quantities of 3TG actually present in our products originated from the Democratic Republic of the Congo or adjoining countries, and whether such 3TG came from recycled or scrap sources. We similarly have been unable to conclusively identify the specific facilities used to process the 3TG actually present in our products.

Supply Chain

Abbott manufactures thousands of products. Because of the diversity and complexity of our products, we have thousands of suppliers that supply us with parts, components or other materials. Each of these suppliers may in turn have large numbers of sub-suppliers. We typically do not have direct relationships with mines, smelters or refiners. We rely on our suppliers to provide information on the origin of 3TG contained in the parts, components and materials supplied to us — including sources of 3TG that are supplied to them from their lower-tier suppliers. Many of our smaller suppliers, as well as those further upstream in the supply chain, are not SEC registrants subject to the Rule.

Our contracts with direct suppliers may be in force for multiple years and historically did not require the supplier to provide Abbott with information regarding the origin of 3TG. As we renew or enter into new contracts with suppliers for parts, components or other materials that may contain 3TG, we are working to add language requiring those suppliers to provide information about the source and chain of custody of 3TG present in the parts, components and materials they supply to Abbott. While these supplier contracts are being updated to contain appropriate flow-down provisions, we must rely on the cooperation of our direct suppliers to provide the necessary information on the origin of 3TG and are continuing to work with our suppliers to obtain current 3TG sourcing information, as described in more detail below.

Requesting Information from Suppliers

Abbott’s supplier query program was designed to first survey direct suppliers who provide parts, components or materials likely to contain 3TG. Abbott also surveyed certain sub-suppliers with whom we have no direct relationship, but who sell parts, components or materials to distributors who sell directly to Abbott.

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We surveyed identified suppliers, as described above, using the Conflict Minerals Reporting Template (CMRT) developed by the Conflict Free Sourcing Initiative (CFSI). The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a manufacturer’s supply chain and forms a basis for our Reasonable Country of Origin Inquiry (RCOI). The CMRT includes questions regarding the supplier’s “conflict-free policy,” its engagement with its direct upstream suppliers, and a listing of smelters used. In addition, the CMRT contains questions about the origin of 3TG included in the supplier’s products, as well as the respondent’s due diligence on their suppliers. Written instructions and recorded training on the CMRT is available on the CFSI website.

2.                                      Design of Due Diligence Process

Abbott’s due diligence measures have been designed to conform in all material respects with the framework set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten. Below is a description of the measures that we implemented and the diligence we performed.

3.                                      Description of Due Diligence Performed

The due diligence measures we performed are presented below according to the five-step framework established by the OECD.

3.1                               Company Management Systems

Communication

Our company statement relating to conflict minerals is available on our website at: http://www.abbott.com/policies/conflict-minerals.html.

Internal Management Structure

We established an internal management structure and processes to support supply chain due diligence related to 3TG. This includes a cross-functional conflict minerals steering committee sponsored by senior management, as well as sub-teams focused on development, implementation, and ongoing enhancements to our compliance processes. The sub-teams include management representatives and subject matter experts from each of our operating divisions, as well as representatives from Legal, Quality Assurance, Purchasing, Finance, Government Affairs and Public Affairs. Senior management was briefed on the results of our supplier due diligence efforts.

System of Controls and Transparency

Through our membership in the CFSI we actively follow and support national and international efforts to identify upstream actors in the supply chain and increase traceability.

We have established various supplier controls, including our Supplier Guidelines, which outline expected behaviors and practices for our suppliers, and our Code of Business Conduct, which outlines Abbott’s core values and expectations for Abbott employees.

Abbott has established procedures and control systems to ensure relevant documentation are retained for an appropriate time period.

Supplier Engagement

Abbott has developed model contract language requiring suppliers to provide adequate information regarding the source and chain of custody of 3TGs. We are working to add this language to

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agreements where the supplier is providing parts, components, assemblies, materials or other products that may contain any 3TGs. Our Supplier Guidelines also include expectations for suppliers regarding the tracking and reporting of conflict minerals in the parts, components or materials they supply to Abbott.  As part of our supplier query process, we also make available training materials on the requirements of the Conflict Minerals Rule and the proper procedure to complete the CMRT.

Grievance Mechanism

We have longstanding grievance mechanisms for employees and suppliers to report potential concerns or violations of Abbott policies. These mechanisms include direct reporting to managers or compliance officers, on-line reporting, and a toll-free Helpline that is available 24 hours a day, seven days a week with interpreters available in multiple languages.

3.2                               Identify and Assess Risk in the Supply Chain

We identified and surveyed both direct suppliers and certain sub-suppliers who sell parts, components, or materials likely to contain 3TG. This included identified direct suppliers, as well as lower-tier sub-suppliers who provide parts, components or materials most likely to contain 3TG. We evaluated the responses we received to determine if the response was complete based on internally defined criteria or required further engagement with the supplier. We followed up with suppliers who did not respond, provided an incomplete response, or provided inconsistent data within the CMRT. We have worked, and will continue to work directly with these suppliers to obtain additional information to supplement their responses.

3.3                               Design and Implement a Strategy to Respond to Risks

Abbott’s strategy to respond to identified risks in the supply chain includes the following elements:

•                  We identify potential risks or red flags by evaluating the responses provided by our suppliers, and we have developed processes to address incomplete, inconsistent or otherwise unsatisfactory responses received from our suppliers, including a process to elevate issues to appropriate management for resolution.

•                  We maintain a dashboard to regularly monitor and track our supply chain risk assessment process.

•                  Management is briefed about our due diligence efforts on a regular basis.

3.4                               Carry out Independent Third Party Audit Supply Chain Due Diligence at Identified Points in the Supply Chain

We support audits of 3TG smelters and refiners conducted by third parties through our participation and membership in the CFSI.

3.5                               Report on Supply Chain Due Diligence

This Conflict Minerals Report constitutes our annual report on our 3TG due diligence, is filed with the SEC, and is available on our website at the following link: http://www.abbott.com/policies/conflict-minerals.html

4.                                      Steps to Mitigate Risk

We intend to take (or have taken) the following steps to improve the due diligence conducted on the source and chain of custody of the 3TG in our products:

a)             Participate as a member in the CFSI in efforts to increase the number of smelters and refiners participating in the Conflict-Free Smelter Program.

b)             Engage with suppliers and direct them to training and other resources designed to help them

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increase the response rate, improve the content of the supplier survey responses, and ensure that the processing facilities they identify are actual, known smelters or refiners.

c)              Evaluate known smelters identified by suppliers that are not actively participating in the Conflict-Free Smelter Program, in an effort to determine the origin of the smelter’s processed minerals.

d)             Work with peer groups and relevant trade associations to define and improve best practices with our supply chain in accordance with the OECD Guidance.

e)              For new or renewed supplier contracts, include a clause requiring the supplier to provide requested information regarding 3TG in the parts, components or materials they supply to Abbott.

5.                                      Determination

For 2014, many suppliers’ responses to our supplier surveys did not include a list of the facilities used to process their 3TGs, in which case we were unable to obtain processing facility information.  A minority of supplier responses listed specific smelters or refiners, with such responses collectively identifying 392 unique facilities, but without specifying which facilities processed the 3TG in the products actually supplied to us. Based on the smelter identification set forth in these responses, we verified 267 unique known smelters from among those listed, of which 135 were certified conflict-free under the Conflict-Free Smelter Program and another 52 were reported to have committed to undergo a Conflict-Free Smelter Program audit. Based on information provided by CFSI, 18 of the certified conflict-free smelters identified by our suppliers were reported to source minerals from the DRC or an adjoining country. As noted, each of those smelters has been certified as conflict-free.  A listing of the known smelters and refiners identified by Abbott’s suppliers is included in Annex I below.

Numerous suppliers also reported some use of 3TG produced from recycled or scrap sources in their supply chain in 2014 but did not provide information on whether any of the parts, components or materials actually supplied to Abbott contained any 3TG from those recycled or scrap sources.

For the reasons set forth above, we were unable to conclusively identify the specific facilities that were used to process the 3TG in the parts, components or materials actually supplied to Abbott or whether the 3TGs were from recycled or scrap sources.

Similarly, based on our due diligence efforts, we do not have sufficient information to conclusively determine the country of origin of the 3TG contained in the parts, components or materials actually supplied to Abbott.

We seek reasonable information about 3TG smelters and refiners and the mines or locations of origin of 3TG in our supply chain through the following efforts:  supporting industry initiatives like the CFSI through our membership; reviewing best practices established in the Organization for Economic Co-operation and Development (OECD) and other due diligence implementation programs; and requesting our suppliers to complete the CMRT, and evaluating supplier responses as described above.

Forward-looking Statements

Please note that forward-looking statements relating to our future plans are based on our current expectations and assumptions, and are not intended to be guarantees. Our actual actions may differ from these forward-looking statements.

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Annex I

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery — Glencore Canada Corporation	CANADA
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Industry Group	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH	UNITED STATES
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN

Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	China Rare Metal Materials Company	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cookson	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	CZECH REPUBLIC
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Mentok Smelter	INDONESIA
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	Poongsan Corporation	KOREA, REPUBLIC OF
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN

Tungsten	Air Products	UNITED STATES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Materion	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA